EXHIBIT 3.2
BUSINESS CORPORATIONS ACT
FORM 3
Certificate of Continuance
SXC HEALTH SOLUTIONS CORP.
I hereby certify that the above-mentioned corporation was continued into Yukon, as set out in the attached Articles of Continuance, under section 190 of the Business Corporations Act.

/s/ Rhonda Horte
Corporate Access Number:32368	Rhonda Horte
Date of Continuance:2007-06-27	Registrar of Corporations

YUKON
BUSINESS CORPORATIONS ACT
(Section 190)
Form 3-01
ARTICLES OF CONTINUANCE

1.	Name of Corporation: SXC HEALTH SOLUTIONS CORP.

2.	The classes and any maximum number of shares that the Corporation is authorized to issue: An unlimited number of common shares without nominal or par value.

3.	Restrictions, if any, on share transfers: None.

4.	Number (or minimum and maximum number) of Directors: Not less than three (3), nor more than ten (10).

5.	Restrictions, if any, on business the Corporation may carry on: None.

6.	If change of Name effected, previous name: Systems Xcellence Inc./Les Systemes Xcellence Inc.

7.	Details of Incorporation:
Amalgamation of Systems Xcellence Inc./Les Systemes Xcellence Inc. and Systems Xcellence, Ltd. under the Canada Business Corporations Act dated August 1, 1995, under the name of Systems Xcellence Inc./Les Systemes Xcellence Inc., as amended by Articles of Amendment dated July 12, 1996 and June 5, 2006.

8.	Other provisions, if any:

(a)	A meeting of the shareholders of the Corporation may, in the Directors’ unfettered discretion, be held at any location in Canada or the United States of America specified by the Directors in the Notice of such meeting.

(b)	The Directors may, between annual general meetings, appoint one or more additional Directors of the Corporation to serve until the next annual general meeting, but the number of additional Directors shall not at any time exceed one third of the number of Directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

9.	Date: JUN 19, 2007

	Signature: /s/ GORDON GLENN	CHAIRMAN
Title

GORDON GLENN

YUKON
BUSINESS CORPORATIONS ACT
(Sections 107, 114 and 290)
Form 1-03
NOTICE OF DIRECTORS AND OFFICERS OR
NOTICE OF CHANGE OF DIRECTORS AND OFFICERS

1.	Name of Corporation: SXC HEALTH SOLUTIONS CORP.

2.	Notice is given that on the day of continuance, the following person(s) were appointed Director(s):

	Name	Mailing Address

	Terrence C. Burke	26611 North Point Road, Eston, MD 21601
	William J. Davis	311 The Lane, Hinsdale, IL 60521
	Gordons S Glenn	1809 Sycamore Trace, McKinney, TX 75070
	Philip R. Reddon	1207 Appleford Lane, Burlington, ON L7M 3P1
	James A. Ryan	Apt. 903, Building 6 Europlaza, Gibraltar
	Mark A. Thierer	917 Lakewood Drive, Barrington, IL 60010

3.	Notice is given that on the day of , , the following person(s) ceased to hold office as Director(s):

	Name	Mailing Address
n/a

4.	The officers of the corporation as of this date are:

	Name	Office(s) Held

	Gordon S. Glenn	Chairman and Chief Executive Officer
	Mark Thierer	President and Chief Operating Officer
	Jeffrey Park	Senior V.P., Finance and Chief Financial Officer
	Michael H. Bennof	Senior V.P., Public Sector and Project Services
	John Romza	Senior V.P., Research and Development and Chief Technology Officer

5.	Date: JUN 19, 2007

Signature: /s/ GORDON GLENN
Title: Director

GORDON GLENN

YUKON
BUSINESS CORPORATIONS ACT
(Section 22)
Form 1-02
NOTICE OF ADDRESS OR
NOTICE OF CHANGE OF ADDRESS

1.	Name of Corporation: SXC HEALTH SOLUTIONS CORP.

2.	Address of Registered Office:

Lackowicz, Shier & Hoffman
Barristers & Solicitors
Suite 300, 204 Black Street
Whitehorse, YT Y1A 2M9

3.	Records Address:

Lackowicz, Shier & Hoffman
Barristers & Solicitors
Suite 300, 204 Black Street
Whitehorse, YT Y1A 2M9

4.	Post Office Box (address for service by mail):

Not applicable

5.	Effective Date:

Upon continuance

6.	Date: JUN 19, 2007

Signature: /s/ GORDON GLENN
Title: Director

GORDON GLENN